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                                                                    Exhibit 99.2


                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                           _______, _______ __, 200_

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby appoint Richard S. Post and John E. Ross, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of Applied Science and Technology, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111 on _______, _______ __, 200_, at 10:00 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, FOR THE NOMINEES FOR DIRECTORS AND FOR THE PROPOSAL TO RATIFY KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 1, 2001. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                SEE REVERSE SIDE


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      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS

                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                           _______, _______ __, 200_

     Please Detach and Mail in the Envelope Provided

     1. To consider and vote on a proposal to adopt an Agreement and Plan of Merger dated as of October 2, 2000 (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of MKS Instruments, Inc. will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than shares held by the Company in treasury, shares held by any wholly-owned subsidiary of the Company, and shares held by MKS Instruments, Inc. and its wholly-owned subsidiaries) will become entitled to receive 0.7669 share of MKS Common Stock in exchange for each outstanding share of common stock, $.01 par value, of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Annex A to and is described in the accompanying proxy statement/prospectus.

     [ ] For        [ ] Against       [ ] Abstain

     2. To elect Dr. Richard S. Post and Mr. Robert R. Anderson as directors of the Company, each to serve until the earlier of the expiration of a three year term and the completion of the merger.

     [ ] For the nominees listed above (except those crossed out)
     [ ] Withhold authority to vote for all nominees

     3. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending July 1, 2001.

     [  ] For       [  ] Against      [  ] Abstain

     4. To vote in their discretion on such other matters as may properly come before the Annual Meeting.

     Copies of the Notice of Annual Meeting and of the proxy statement/prospectus have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


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Signature(s) -------------------------------- Date -----------------------------

Note: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!